Exhibit 99.1

CORRECTING and REPLACING Gap Inc. Announces Art Peck to Step Down as Chief Executive Officer

Chairman Robert J. Fisher to Serve as Interim Chief Executive Officer

Company Also Provides Update on Third Quarter and Fiscal 2019 Earnings Outlook

CORRECTION...by Gap Inc.

November 07, 2019 06:04 PM Eastern Standard Time

SAN FRANCISCO--(BUSINESS WIRE)--Eighth paragraph of release should read: The company expects diluted earnings per share for the third quarter of fiscal year 2019 to be approximately $0.34 to $0.36 and adjusted diluted earnings per share to be approximately $0.50 to $0.52. (instead of The company expects diluted earnings per share for the third quarter of fiscal year 2019 to be approximately $0.50 to $0.52 and adjusted diluted earnings per share to be approximately $0.34 to $0.36.).

The corrected release reads:

CORRECTING AND REPLACING GAP INC. ANNOUNCES ART PECK TO STEP DOWN AS CHIEF EXECUTIVE OFFICER

Chairman Robert J. Fisher to Serve as Interim Chief Executive Officer

Company Also Provides Update on Third Quarter and Fiscal 2019 Earnings Outlook

The Gap Inc. (NYSE: GPS) Board of Directors announced today that president and chief executive officer Art Peck will step down from his position and from the company’s Board. Mr. Peck will depart from the company after a brief transition. Effective immediately, Robert J. Fisher, the company's current non-executive chairman of the Board, will also serve as president and chief executive officer on an interim basis. Additionally, the Board has appointed Bobby Martin, chair of its compensation and management development committee, as lead independent director.

"On behalf of the entire Board, I want to thank Art for his many contributions to Gap Inc., spanning a nearly 15-year career with the company," said Mr. Fisher. "Under Art’s tenure as CEO, we have made progress investing in capabilities that bode well for the future such as expanding the omni-channel customer experience and building our digital capabilities."

As a key member of the founding family, Mr. Fisher brings strong leadership and invaluable perspective from his 35-year history with Gap Inc., where he has served in a variety of senior executive positions, including interim president and chief executive officer. Mr. Fisher has served on the Board of Directors since 1990 and has also served as non-executive chairman since February 2015.

Mr. Martin has served on the Board since 2002 including serving as the lead independent director from 2003 to 2015. Mr. Martin is a retail industry veteran with over 35 years of experience. As the former chief executive officer of Wal-Mart International and chief information officer for Wal-Mart Stores, Inc., Mr. Martin brings extensive global governance and executive management experience.

"As the Board evaluates potential successors, our focus will be on strong leadership candidates with operational excellence to drive greater efficiency, speed and profitability," said Fisher. "In the meantime, we will continue to focus on leveraging the power of our brands and the talented teams that lead them to improve execution and better position the portfolio for growth."

Third Quarter and Fiscal Year 2019 Guidance
In conjunction with this announcement, the company also today reported comparable sales and provided earnings per share guidance for the third quarter ended November 2, 2019, and revised earnings per share guidance for fiscal year 2019.

Comparable sales for the third quarter of 2019 were down 4% versus flat last year. Comparable sales by global brand were as follows:

•	Gap Global: negative 7% versus negative 7% last year

•	Banana Republic Global: negative 3% versus positive 2% last year

•	Old Navy Global: negative 4% versus positive 4% last year

Third Quarter and Fiscal Year 2019 Outlook
The company expects diluted earnings per share for the third quarter of fiscal year 2019 to be approximately $0.34 to $0.36 and adjusted diluted earnings per share to be approximately $0.50 to $0.52.

The company updated its reported diluted earnings per share guidance for fiscal year 2019 to be in the range of $1.38 to $1.47 and now expects 2019 adjusted diluted earnings per share guidance range of $1.70 to $1.75 versus previous guidance of $2.05 to $2.15.

"This was a challenging quarter, as macro impacts and slower traffic further pressured results that have been hampered by product and operating challenges across key brands," said Teri List-Stoll, executive vice president and chief financial officer, Gap Inc. "We have tremendous confidence in our brands and the talented organization that supports them, and we are seeing progress in some key areas. However, there is more work to do to leverage the capabilities we have invested in and deliver the profitable growth we know these brands are capable of delivering."

Estimated adjusted earnings per share for the third quarter of fiscal 2019 excludes costs associated with the company’s planned separation, and costs related to the previously announced specialty fleet restructuring.
Estimated adjusted earnings per share for fiscal year 2019 excludes costs associated with the company’s planned separation, costs related to the previously announced specialty fleet restructuring, the gain on the sale of a building, and the impact of an adjustment to our fiscal 2017 tax liability for additional guidance issued by the U.S. Treasury Department regarding the U.S. Tax Cuts and Jobs Act of 2017. Please see the reconciliation of adjusted diluted earnings per share, a non-GAAP financial measure, from the GAAP financial measure in the tables at the end of this press release.

Third Quarter Earnings
Gap Inc. will release its third quarter earnings results via press release on November 21, 2019 at 1:15 p.m. Pacific Time. In addition, the company will host a summary of Gap Inc.’s third quarter results during a live conference call and webcast on Thursday, November 21, 2019 from approximately 2:00 p.m. to 3:00 p.m. Pacific Time. The conference call can be accessed by calling 1-855-5000-GPS or 1-855-500-0477 (participant passcode: 1359664). International callers may dial 1-323-794-2078. The webcast can be accessed at www.gapinc.com.

Forward-Looking Statements
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," and similar expressions also identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding earnings per share for the third quarter and fiscal year 2019.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following risks, any of which could have an adverse effect on the company’s financial condition, results of operations, and reputation; the risk that additional information may arise during the company’s close process or as a result of subsequent events that would require the company to make adjustments to its financial information; the risks associated with our plan to separate into two independent publicly-traded companies, including that the separation may not be completed in accordance with the expected plans or anticipated timeframe, or at all; the risk that the company or its franchisees will be unsuccessful in gauging apparel trends and changing consumer preferences; the highly competitive nature of the company’s business in the United States and internationally; the risk of failure to attract and retain key personnel, or effectively manage succession; the risk that the company’s investments in customer, digital, and omni-channel shopping initiatives may not deliver the results the company anticipates; the risk if the company is unable to manage its inventory effectively; the risk that the company is subject to data or other security breaches that may result in increased costs, violations of law, significant legal and financial exposure, and a loss of confidence in the company’s security measures; the risk that a failure of, or updates or changes to, the company’s information technology systems may disrupt its operations; the risks to the company’s business, including its costs and supply chain, associated with global sourcing and manufacturing; the risk of changes in global economic conditions or consumer spending patterns; the risks to the company’s reputation or operations associated with importing merchandise from foreign countries, including failure of the company’s vendors to adhere to its Code of Vendor Conduct; the risk that the company’s franchisees’ operation of franchise stores is not directly within the company’s control and could impair the value of its brands; the risk that the company or its franchisees will be unsuccessful in identifying, negotiating, and securing new store locations and renewing, modifying, or terminating leases for existing store locations effectively; the risk of foreign currency exchange rate fluctuations; the risk that comparable sales and margins will experience fluctuations; the risk that changes in the company’s credit profile or deterioration in market conditions may limit the company’s access to the capital markets; the risk that trade matters could increase the cost or reduce the supply of apparel available to the company; the risk of changes in the regulatory or administrative landscape; the risk of natural disasters, public health crises, political crises, negative global climate patterns, or other catastrophic events; the risk of reductions in income and cash flow from the company’s credit card arrangement related to its private label and co-branded credit cards; the risk that the adoption of new accounting pronouncements will impact future results; the risk that the company does not repurchase some or all of the shares it anticipates purchasing pursuant to its repurchase program; and the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, and claims.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2019, as well as the company’s subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are based on information as of November 7, 2019. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Old Navy, Gap, Banana Republic, Athleta, Intermix, Janie and Jack, and Hill City brands. Fiscal year 2018 net sales were $16.6 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through company-operated stores, franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
Tina Romani
(415) 427-5264
Investor_relations@gap.com

Media Relations Contact:

Sarah Meron
(347) 891-1770
Press@gap.com

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

EXPECTED ADJUSTED EARNINGS PER SHARE FOR THE THIRD QUARTER OF FISCAL YEAR 2019

Expected adjusted diluted earnings per share is a non-GAAP financial measure. Expected adjusted diluted earnings per share for the third quarter of fiscal year 2019 is provided to enhance visibility into the Company's expected underlying results for the period excluding the estimated impact of specialty fleet restructuring costs and related tax, and separation-related costs. However, this non-GAAP financial measure is not intended to supersede or replace the GAAP measure.

	13 Weeks Ending November 2, 2019
	Low End	High End
Expected earnings per share - diluted	$0.34	$0.36
Add: Estimated impact of specialty fleet restructuring costs (a)	0.02	0.02
Add: Estimated incremental tax on restructuring costs (b)	0.01	0.01
Add: Estimated impact of separation-related costs (c)	0.13	0.13
Expected adjusted earnings per share - diluted	$0.50	$0.52
__________

(a)
Represents the estimated earnings per share impact of estimated costs related to previously announced plans to restructure the specialty fleet and revitalize Gap brand, calculated net of tax at the expected adjusted effective tax rate.

(b)	Represents certain non-cash tax impacts related to expected restructuring charges discussed above.

(c)	Represents the estimated earnings per share impact of estimated costs associated with the planned Old Navy spin-off transaction, calculated net of tax at the expected adjusted effective tax rate.

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

EXPECTED ADJUSTED EARNINGS PER SHARE FOR FISCAL YEAR 2019

Expected adjusted diluted earnings per share is a non-GAAP financial measure. Expected adjusted diluted earnings per share for fiscal year 2019 is provided to enhance visibility into the Company's expected underlying results for the period excluding the estimated impact of specialty fleet restructuring costs and related tax, separation-related costs, a gain on the sale of a building, and the impact of an adjustment to our fiscal 2017 tax liability for additional guidance issued by the U.S. Treasury Department regarding the TCJA. However, this non-GAAP financial measure is not intended to supersede or replace the GAAP measure.

	52 Weeks Ending February 1, 2020
	Low End	High End
Expected earnings per share - diluted	$1.38	$1.47
Add: Estimated impact of specialty fleet restructuring costs (a)	0.14	0.14
Add: Estimated incremental tax on restructuring costs (b)	0.03	0.03
Add: Estimated impact of separation-related costs (c)	0.44	0.40
Less: Gain on sale of building (d)	(0.37)	(0.37)
Add: U.S. Federal tax reform adjustment (e)	0.08	0.08
Expected adjusted earnings per share - diluted	$1.70	$1.75
__________

(a)
Represents the estimated earnings per share impact of estimated costs related to previously announced plans to restructure the specialty fleet and revitalize Gap brand, calculated net of tax at the expected adjusted effective tax rate.

(b)	Represents certain non-cash tax impacts related to expected restructuring charges discussed above.

(c)	Represents the estimated earnings per share impact of estimated costs associated with the planned Old Navy spin-off transaction, calculated net of tax at the expected adjusted effective tax rate.

(d)	The estimated earnings per share impact of the gain on the sale of a building in the first quarter of fiscal 2019, calculated net of tax at the expected adjusted effective tax rate.

(e)	Represents the impact of an adjustment to our fiscal 2017 tax liability for additional guidance issued by the U.S. Treasury Department regarding the TCJA.